UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 5, 2004

NEW DRAGON ASIA CORP.
(Exact Name Of Registrant Specified In Charter)

FLORIDA	001-15046	88-0404114
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

Room 3605, 36/F News Building
2 Shen Nan Zhong Road
Shenzhen, PRC, 518027
(Address Of Principal Executive Offices) (Zip Code)

011-86-755-2595-1100
(Registrant’s Telephone Number, Including Area Code)

2/F Kam Chung Commercial Building
19-21 Hennessy Road
Wanchai, Hong Kong 33301

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors;
                      Appointment of Principal Officers.

(c) Appointment of Principal Financial Officer

On November 5, 2004, Mr. Peter Mak was appointed Chief Financial Officer of the Registrant by the Board of Directors.

Mr. Mak founded VENFUND Investment in Hong Kong and VENDFUND VC Investment Management Ltd. in Shenzhen, PRC in 2002. Prior to that Mr. Mak served as the Managing Partner of Arthur Andersen Southern China and was a partner of Arthur Andersen Worldwide. Mr. Mak jointed Arthur Andersen in 1985 after graduation with the Hong Kong Polytechnic University. Mr. Mak holds a professional Diploma in Accounting from the Hong Kong Polytechnic University. Mr. Mak is a certified accountant in Hong Kong and the U.K.

We have yet to finalize the employment agreement with Mr. Mak.

There are no family relationships between any of the Registrants directors and executive officers.

Item 9.01. Financial Statements and Exhibits.

Exhibits (c)

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

Date: November 8, 2004	By:	/s/ Heng Jing LU
Name: Heng Jing LU Title: Chief Executive Officer

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